UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 811-3789

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously reported in the Current Report on Form 8-K filed on July 8, 2024 by KLDiscovery Inc. (the “Company”), on July 3, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which the holders of all of the Company’s convertible debentures due January 10, 2025 agreed to exchange the debentures for an aggregate number of new shares of the Company’s common stock representing 96% of the Fully-Diluted Shares (as defined in the Exchange Agreement) (such exchange, the “Debenture Exchange”). As a condition to the Debenture Exchange, the Company agreed to hold a special meeting of its stockholders (the “Special Stockholders Meeting”) at which Company stockholders will vote on a proposal to amend and restate the Company’s Second Amended and Restated Certificate of Incorporation, as amended, in order to, among other things, increase the number of authorized shares of the Company’s common stock so that the Company may issue the shares contemplated by the Debenture Exchange. The Company’s Board of Directors has fixed the close of business on July 3, 2024 as the record date (the “Record Date”) for the Special Stockholders Meeting, which will be held on August 12, 2024. The proxy statement for the Special Stockholders Meeting is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Proxy Statement for KLDiscovery Inc. Special Stockholders Meeting
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	July 25, 2024	By:	/s/ Dawn Wilson
		Name: Title:	Dawn Wilson Chief Financial Officer